Exhibit 10.1

AMENDMENT AND CONSENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT AND CONSENT NO. 1 TO CREDIT AGREEMENT (this “Consent”) is entered into as of August 14, 2019, by and among Windstream Services, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Borrower”), Windstream Holdings, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdco”) as a Guarantor, the other Guarantors party hereto, each as a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (together with Holdco, the “Guarantors”), the Lenders party hereto constituting at least the Required Lenders (the “Consenting Lenders”), and Citibank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agent”).
RECITALS
WHEREAS, the Borrower, Holdings, the other Guarantors, the Administrative Agent, the Collateral Agent, and the Lenders party thereto from time to time entered into that certain Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of March 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, Section 5.01(a) and (b) of the Credit Agreement require delivery of certain annual and quarterly financial statements of the Borrower, which financial statements are required to be certified (the “GAAP Compliance Certification”) by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
WHEREAS, on February 25, 2019, Holdco and all of its subsidiaries, including the Borrower and the other Guarantors, filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. The Borrower has advised the Administrative Agent and the Lenders that in  connection with the Chapter 11 Cases, the Borrower and the other debtors have conducted an investigation and further analyzed the contractual arrangement pursuant to that certain long-term triple-net master lease, dated as April 24, 2015 (as amended, supplemented or otherwise modified in accordance with the terms thereof, the  “Uniti Arrangement”), among Holdco and certain subsidiaries of Uniti Group, Inc. (“Uniti”), and on July 25, 2019, the Borrower and the other debtors filed a complaint in the Chapter 11 Cases seeking, among other things, to recharacterize the Uniti Arrangement from a lease to a financing. Additionally, the Borrower and Uniti are engaged in a mediation process as part of the Chapter 11 Cases. The results of litigation and mediation (collectively, the “Uniti Litigation”) of these issues are uncertain. In light of these developments, although the financial statements account for the Uniti Arrangement as an operating lease (consistent with reporting period ended March 31, 2019), the accounting treatment of the Uniti Arrangement is under evaluation and may change, and the financial statements of the Borrower and its Subsidiaries cannot technically comply with GAAP because the accounting treatment regarding the Uniti Arrangement is undetermined and uncertain at this time. Regardless of the accounting for the Uniti Arrangement, the amounts presented for adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capex would not change.
WHEREAS, the Borrower has requested and the Administrative Agent and the Consenting Lenders have agreed that notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document to accept the certification set forth in Section 2 below in lieu of the GAAP Compliance Certification otherwise required by the Credit Agreement or any other Loan Document; and

NOW, THEREFORE, in consideration of the parties’ mutual promises in this Consent, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Definitions. Any capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Credit Agreement.

2.Consent. As of the Consent Effective Date (as defined below), the Administrative Agent and the Consenting Lenders hereby agree and acknowledge that notwithstanding anything to the contrary in the Credit Agreement or the other Loan Document, the Borrower shall be permitted to replace the GAAP Compliance Certification with the following certification:

“Enclosed herewith is a copy of the [quarterly]/[annual] financial statements of the Borrower and its Subsidiaries as of [Insert date of such [quarterly]/[annual] financial statements] (the “Computation Date”), which financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis consistent with GAAP, excluding the accounting for the Uniti Arrangement, which for the avoidance of doubt, is accounted for as an operating lease, consistently applied [, subject to normal year-end audit adjustments and the absence of footnotes,] NTD: only to be included in connection with delivery of quarterly financial statements. but for the matters regarding the Uniti Arrangement discussed in the remainder of this paragraph. As previously disclosed, on February 25, 2019, Holdco and all of its subsidiaries, including the Borrower and the other Guarantors, filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. In connection with the Chapter 11 Cases, the Borrower and the other debtors have conducted an investigation and further analyzed the contractual arrangement pursuant to that certain long-term triple-net master lease, dated as of April 24, 2015 (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Uniti Arrangement”) among Holdco and certain subsidiaries of Uniti Group, Inc. (“Uniti”), and on July 25, 2019, the Borrower and the other debtors filed a complaint in the Chapter 11 Cases seeking, among other things, to recharacterize the Uniti Arrangement from a lease to a financing. Additionally, the Borrower and Uniti are engaged in a mediation process as part of the Chapter 11 Cases. The results of litigation and mediation of these issues are uncertain. In light of these developments, although the financial statements account for the Uniti Arrangement as an operating lease (consistent with reporting period ended March 31, 2019), the accounting treatment of the Uniti Arrangement is under evaluation and may change, and the financial statements of the Borrower and its Subsidiaries cannot technically comply with GAAP because the accounting treatment regarding the Uniti Arrangement is undetermined and uncertain at this time. Regardless of the accounting for the Uniti Arrangement, the amounts presented for adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capex would not change.”
3.Amendment. As of the Consent Effective Date (as defined below), the Administrative Agent and the Consenting Lenders hereby agree that the Credit Agreement is hereby amended as follows:

(a)Section 5.01(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

1 NTD: only to be included in connection with delivery of quarterly financial statements.

“as soon as available and in no event later than 90 days after the end of each Fiscal Year (except for the Fiscal Year ending December 31, 2019), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis consistent with GAAP, excluding the accounting for the Uniti Arrangement, which for the avoidance of doubt, is accounted for as an operating lease, consistently applied (as modified by Amendment and Consent No. 1 to the Credit Agreement, dated as of August 14, 2019);”

(b)Section 5.01(b) of the Credit Agreement shall be amended and restated in its entirety as follows:

“as soon as available and in no event later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and the Fiscal Quarter ending December 31, 2019, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis consistent with GAAP, excluding the accounting for the Uniti Arrangement (as defined in the Amendment and Consent No. 1 to the Credit Agreement, dated as of August 14, 2019), which for the avoidance of doubt, is accounted for as an operating lease, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (as modified by Amendment and Consent No. 1 to the Credit Agreement, dated as of August 14, 2019);”
4.Conditions Precedent. This Agreement shall be effective (the “Consent Effective Date”) immediately upon the Administrative Agent (or its outside counsel) receiving an executed counterpart (or written evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart) of this Consent from the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders constituting at least the Required Lenders.

5.Representations and Warranties. To induce the other parties hereto to enter into this Consent, the Borrower represents and warrants to each other party hereto that, as of the Consent Effective Date:

(a)the representations and warranties of the Borrower and each other Loan Party contained in Article 3 of the Credit Agreement or any other Loan Document are true and correct in all material respects; provided that, (x) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (y) any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on and as of any such date;

(b)this Consent has been duly authorized, executed and delivered by it, and each of this Consent the documents and instruments executed in connection herewith by Borrower constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to

Bankruptcy Law, laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.; and

(c)no Default has occurred and is continuing.

6.Ratification.

(a)All of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, except as specifically set forth herein.

(b)Each of the Borrower and each other Loan Party hereby ratifies and reaffirms the Secured Obligations, the Credit Agreement, each of the other Loan Documents to which it is a party and all of the covenants, duties, indebtedness, liabilities and security interests under the Credit Agreement and the other Loan Documents to which it is a party.

(c)The execution, delivery and effectiveness of this Consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Consent, this Consent shall for all purposes constitute a Loan Document.

7.Signatures. This Consent may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Consent by telecopy or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Consent.

8.Miscellaneous. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 9.09 and 9.10 of the Credit Agreement are incorporated by reference herein mutatis mutandis. The provisions of this Consent shall be binding upon and inure to the benefit of the Loan Parties, Administrative Agent and the Lenders and their respective successors and permitted assigns.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the date first above written.

WINDSTREAM SERVICES, LLC, as Borrower

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer and Treasurer

[Signature Page to Amendment and Consent No. 1 to Credit Agreement]

Citibank, N.A., as Administrative Agent and Collateral Agent

By:	/s/ David L. Smith
Name:	David L. Smith
Title:	Vice President and Director

[Signature Page to Amendment and Consent No. 1 to Credit Agreement]

[LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT]

ACKNOWLEDGED AND AGREED TO BY:

Windstream Holdings, Inc., a Delaware corporation

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer and Treasurer

THE LOAN PARTIES LISTED ON ANNEX I HERETO

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer and Treasurer

[Signature Page to Amendment and Consent No. 1 to Credit Agreement]

Annex 1

[ON FILE WITH ADMINISTRATIVE AGENT]